TIDAL TRUST III 485BPOS

Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 134 and Amendment No. 137, to the Registration Statement on Form N-1A of Stoneport Advisors Commodity Long Short ETF, a series of Tidal Trust III.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

September 12, 2025